THE COMPANIES LAW (2001 SECOND REVISION)

                              OF THE CAYMAN ISLANDS

                            COMPANY LIMITED BY SHARES





                              AMENDED AND RESTATED
                             MEMORANDUM AND ARTICLES


                                       OF



                                   ASSOCIATION



                                       OF



                      ------------------------------------

                              SHIRE FINANCE LIMITED

                      ------------------------------------

                    THE COMPANIES LAW (2001 SECOND REVISION)

                              OF THE CAYMAN ISLANDS

                            COMPANY LIMITED BY SHARES


                              AMENDED AND RESTATED
                            MEMORANDUM OF ASSOCIATION

                                       OF

                              SHIRE FINANCE LIMITED

              (adopted by Special Resolution on 21st August, 2001)



1.   The name of the Company is SHIRE FINANCE LIMITED.

2. The registered office of the Company shall be at the offices of Maples and Calder, Ugland House, P.O. Box 309, George Town, Grand Cayman, Cayman Islands, or at such other place as the Directors may from time to time decide.

3. The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2001 Second Revision) or as revised, or any other law of the Cayman Islands.

4. The liability of each Member is limited to the amount from time to time unpaid on such Member's shares.

5. The share capital of the Company is US$800,100 divided into 100 Founders' Shares of a nominal or par value of US$1.00 each, 400,000 Nominal Shares of a nominal or par value of US$1.00 each and 400,000 Preference Shares of a nominal or par value of US$1.00 each, with power for the Company insofar as is permitted by law, to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law (2001 Second Revision) and the Articles of Association and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

6. The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7. Capitalised terms which are not defined in this Memorandum bear the same meaning as those given in the Articles.

                    THE COMPANIES LAW (2001 SECOND REVISION)

                              OF THE CAYMAN ISLANDS

                            COMPANY LIMITED BY SHARES



                              AMENDED AND RESTATED

                             ARTICLES OF ASSOCIATION

                                       OF



                              SHIRE FINANCE LIMITED

             (adopted by Special Resolution dated 21st August, 2001)





                                 INTERPRETATION

1. In these Articles Table A in the Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:


"ADS Depositary"                        means Morgan Guaranty Trust
                                        Company of New York.

"Articles"                              means these articles of association of
                                        the Company.

"Auditor"                               means the person for the time being
                                        performing the duties of auditor of the
                                        Company (if any).

"Business Days"                         has the meaning given in the
                                        Indenture.

"Cash-Out Option"                       has the meaning given in Article
                                        9(e)(B).

"Company"                               means Shire Finance Limited.

"Conversion Date"                       means the date on which any Notes
                                        in respect of which a Conversion Right
                                        has been exercised pursuant to the
                                        Indenture are converted in accordance
                                        with the Indenture.

"Conversion Notice"                     means the notice to be delivered
                                        by a Noteholder to
                                        exercise a Conversion Right
                                        pursuant to the Indenture.

"Conversion Ratio"                      means the ratio at which the
                                        Notes may be converted into Preference
                                        Shares, being one Preference Share for
                                        each US$1,000 principal amount of Notes.

"Conversion Right"                      means the right of a Noteholder
                                        or the Company, pursuant to and in
                                        accordance with the Indenture, to
                                        convert Notes into Preference Shares at
                                        the Conversion Ratio.

"Current Market Price"                  means, save in the case of
                                        Article 9(e)(G)(3), the closing
                                        mid-market price of one Shire Ordinary
                                        Share on the relevant day, as derived
                                        from the London Stock Exchange Daily
                                        Official List.

"dealing day"                           means a day on which the London
                                        Stock Exchange is open for the trading
                                        of listed securities.

"debenture"                             means debenture stock, mortgages, bonds
                                        and any other such securities of the
                                        Company whether constituting a charge on the assets of the Company or not.

"Deposit Agreement"                     means the deposit agreement
                                        dated as of 20th March, 1998 between
                                        Shire, the ADS Depositary and the
                                        holders and beneficial owners from time
                                        to time of Shire ADSs issued thereunder.

"Directors"                             means the directors for the time being
                                        of the Company.

"Dividend"                              means any dividend or distribution,
                                        whether of cash, assets or other
                                        property, and whenever paid or made and
                                        however described (and for these
                                        purposes a distribution of assets
                                        includes without limitation an issue of
                                        shares or other securities credited as
                                        fully or partly paid up).

"Dividend Payment Date"                 has the meaning given in
                                        Article 9(a) of these Articles.

"Electronic Record"                     has the same meaning as in the
                                        Electronic Transactions Law (2000
                                        Revision).

"Exchange Ratio"                        means the ratio applied to
                                        determine the number of Shire Ordinary
                                        Shares or Shire ADSs which may be issued to the holder of a Preference Share upon the exercise of an Exchange Right, determined in accordance with the provisions of Article 9(e)(E), as adjusted from time to time in accordance with Article 9(e)(G), of these Articles.

"Exchange Right"                        means the right, pursuant to and
                                        subject to the terms of Article 9(e) of
                                        these Articles, of a holder of a
                                        Preference Share to require the Company
                                        to procure that such Preference Share be exchanged in accordance with Article
                                        9(e) of these Articles.

"Fair Market Value"                     means, with respect to any
                                        property on any date, the fair market
                                        value of that property as determined by
                                        an independent investment bank of
                                        international repute in London selected
                                        by Shire and approved in writing by the
                                        Trustee; provided, that (i) the fair
                                        market value of a cash dividend paid or
                                        to be paid shall be the amount of such
                                        cash dividend; (ii) where options,
                                        warrants or other rights are publicly
                                        traded in a market of adequate liquidity
                                        (as determined by an independent
                                        investment bank of international repute
                                        in London selected by Shire and approved in writing by the Trustee) the fair market value of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights during the period of five trading days on the relevant market commencing on the first such trading day such options, warrants or other rights are publicly traded; and (iii) in the case of (i) converted into sterling (if declared or paid in a currency other than sterling) at the rate of exchange used to determine the amount payable to holders of Shire Ordinary Shares who were paid or are to be paid the cash dividend in sterling; and in the case of
                                        (ii) converted into sterling (if
                                        expressed in a currency other than
                                        sterling) at such rate of exchange as
                                        may be determined in good faith by an
                                        independent investment bank of
                                        international repute in London selected
                                        by Shire and approved in writing by the
                                        Trustee to be the spot rate at the close of business on that date (or if no such rate is available on that date the equivalent rate on the immediately preceding date on which such a rate is available);

"Founders' Shares"                      means the Founders' Shares in
                                        the capital of the Company of US$1.00
                                        par or nominal value each having the
                                        rights attaching thereto prescribed in
                                        these Articles.

"Indenture"                             means the Indenture between the Company,
                                        Shire and the Trustee to be dated 21st
                                        August, 2001.

"Member"                                has the same meaning as in the Statute.

"Memorandum"                            means the memorandum of association of
                                        the Company as amended and restated from time to time.

"Nominal Shares"                        means the Nominal Shares in the
                                        capital of the Company of US$1 par or
                                        nominal value each having the rights
                                        attaching thereto prescribed in these
                                        Articles.

"Noteholder"                            means the holder of any Note.

"Notes" means 2 per cent Senior Guaranteed Convertible Notes due 21 August 2011 to be issued by the Company, governed by the Indenture and guaranteed by Shire, and "Note" shall be construed accordingly.

"Ordinary Resolution"                   means a resolution passed by
                                        a simple majority of the Members as,
                                        being entitled to do so, vote in person
                                        or, where proxies are allowed, by proxy
                                        at a general meeting, and includes a
                                        unanimous written resolution. In
                                        computing the majority when a poll is
                                        demanded regard shall be had to the
                                        number of votes to which each Member is
                                        entitled by the regulations of the
                                        Company.

"Paid-up Value"                         means the price of US$1,000 at
                                        which each Preference Share is issued
                                        credited as fully paid-up comprising the nominal value thereof of US$1 and the premium on issue thereof of US$999.

"Preferential Dividend"                 has the meaning given in
                                        Article 9(a).

"Preference Shares"                     means the redeemable Preference
                                        Shares in the capital of the Company of
                                        US$1 par or nominal
                                        value each having
                                        the rights attaching thereto prescribed
                                        in these Articles.

"Preference Shareholder"                means a holder of a
                                        Preference Share.

"Registered Office"                     means the registered office for
                                        the time being of the Company.

"Seal" means the common seal of the Company and includes every duplicate seal.

"Secretary"                             includes an assistant secretary and any
                                        person appointed to perform the duties
                                        of secretary of the Company.

"securities"                            includes, without limitation, shares in
                                        the share capital of Shire.

"Share"                                 and "Shares" means a share or shares in
                                        the Company.

"Shire" means Shire Pharmaceuticals Group plc, a company incorporated in England and Wales with registered number 2883758.

"Shire ADSs"                            means American Depositary Shares,
                                        each representing three Shire Ordinary
                                        Shares.

"Shire Ordinary Shares"                 means ordinary shares
                                        in the capital of Shire having, as at
                                        the date of adoption of these Articles,
                                        a nominal value of 5 pence each (and any other shares or stock resulting from any sub-division, consolidation or re-classification of such ordinary shares) for which the Preference Shares may be exchanged in accordance with the provisions of these Articles.

"Special Resolution"                    has the same meaning as in
                                        the Statute, and includes a unanimous
                                        written resolution.

"Statute"                               means the Companies Law (2001 Second
                                        Revision) of the Cayman Islands.

"Subsidiaries"                          means the subsidiaries of Shire, from
                                        time to time, within the meaning of
                                        section 736 of the Companies Act 1985 of the United Kingdom.

"Trustee"                               means The Bank of New York acting in its
                                        capacity
                                        as trustee or such other
                                        persons or companies for the time being
                                        the trustee under the Indenture.

"Unclassified Shares"                   means the Unclassified Shares in
                                        the capital of the Company of US$1.00
                                        par or nominal value each available for
                                        issue as provided in these Articles.

"United Kingdom"                        means the United Kingdom of
                                        Great Britain and Northern Ireland.

"written"                               and "in writing" include all modes of
                                        representing or reproducing words in
                                        visible form.

"US $ Dollars", "US$" and "cents"       means the
                                        lawful currency of the United States of
                                        America.

"(pound)" and "pence"                   means pounds sterling, the
                                        lawful currency of the United Kingdom.



2.   In the Articles:

     2.1 Words importing the singular number include the plural number and vice-versa.

     2.2  Words importing the masculine gender include the feminine gender.

     2.3  Words importing persons include corporations.

     2.4 "written" and "in writing" include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record.

     2.5 References to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time.

     2.6 Headings are inserted for reference only and shall be ignored in construing these Articles.



                            COMMENCEMENT OF BUSINESS

3. The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that part only of the Shares may have been allotted.

4. The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.



                     ISSUE OF SHARES AND REGISTER OF MEMBERS

5. (a) Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper.

     (b) Without limitation to the generality of the foregoing Article 5(a), the Directors may issue Notes upon terms that such Notes are exchangeable for one or more Preference Shares.

     (c) The Company shall maintain a register of its Members and every person whose name is entered as a Member in the register of Members (other than a Preference Shareholder) shall be entitled without payment to receive within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his Shares or several certificates each for one or more of his Shares upon payment of fifty cents (US$0.50) for every certificate after the first or such lesser sum as the Directors shall from time to time determine provided that in respect of a Share or Shares held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery of a certificate for a Share to one of the several joint holders shall be sufficient delivery to all such holders. The register of Members shall be maintained at all times outside the United Kingdom.


5.   The Company shall not issue Shares to bearer.



                                  SHARE RIGHTS

FOUNDERS' SHARES

7.   (a) The rights attaching to the Founders' Shares are as follows:

     (i) As regards Income - Each Founders' Share shall confer on the holder thereof the right to receive such profits of the Company available for distribution as the Members entitled to vote may resolve, after the payment to the Preference Shareholders of the Preferential Dividend and after payment of any other preferential dividend on any other class of shares.

     (ii) As regards Capital - On a winding-up or other return of capital (other than a purchase or redemption of any Preference Share or any other class of redeemable share) the holder of each Founders' Share shall be entitled, following payment to the Preference Shareholders of all amounts then due under Article 9(b) and following payment in accordance with the rights of any other class of shares having priority in accordance herewith and following repayment to the holder of each Nominal Share of the nominal amount of the capital and any premium paid-up or credited as paid-up on such Nominal Share, to repayment of the nominal amount of the capital and any premium paid-up or credited as paid-up thereon and thereafter any surplus assets then remaining shall be distributed pari passu among the holders of the Founders' Shares in proportion to the amounts paid-up or credited as paid-up on the Founders' Shares.

     (iii) As regards Voting - The holder of each Founders' Share shall be entitled to receive notice of general meetings of the Company and to attend and vote thereat. On a poll every holder of Founders' Shares who (being an individual) is present in person or by proxy or (being a corporation) is present by representative or by proxy shall have one million votes in respect of each Founders' Share registered in the name of such holder.

     (b) Founders' Shares shall only be issued to or for the benefit of Shire or to or for the benefit of a person previously approved in writing by Shire.

NOMINAL SHARES

8.   (a) The rights attaching to the Nominal Shares are as follows:-

          (i)  As regards Income - No dividend will be paid on the Nominal
               Shares.

          (ii) As regards Capital - On a winding-up or other return of capital (other than a purchase or redemption of any Preference Share or any other class of redeemable share) the holder of each Nominal Share shall be entitled to repayment in full of the nominal amount of the capital and any premium paid-up or credited as paid-up thereon following payment to the holders of the Preference Shares of all amounts due to them under Article 9(b) and following payment in accordance with the rights of any other class of shares having priority in accordance herewith.

          (iii) As regards Voting - The holders of the Nominal Shares shall be entitled to receive notice of general meetings of the Company and to attend and vote thereat. On a poll every holder of Nominal Shares who (being an individual) is present in person or by proxy or (being a corporation) present by representative or by proxy shall have one vote in respect of each Nominal Share registered in the name of such holder.

     (b) Nominal Shares shall only be issued to or for the benefit of Shire or to or for the benefit of a person nominated by Shire and only for the purpose of providing funds for the redemption of redeemable shares of any class.

PREFERENCE SHARES

9.   The rights attaching to the Preference Shares are as follows:-

     (a) As regards Income - Each Preference Share shall confer on the holder a right to receive, out of the profits of the Company available for distribution and resolved to be distributed, a fixed cumulative dividend (the "Preferential Dividend") at the rate of 2000 per cent. per annum of the nominal value of each such Preference Share which shall be paid semi-annually in arrear in equal instalments on 22 February and 22 August in each year, (or if any such date is not a Business Day, the next Business Day (each a "Dividend Payment Date")) from and including the immediately preceding Dividend Payment Date (or the date of its issue in the case of the first Dividend Payment Date) to, but excluding, the earlier of the next Dividend Payment Date to fall and the date on which the Preference Share is redeemed. Dividends payable in respect of any period which is not a full dividend period will be calculated on the basis of a 365-day year and the number of days elapsed. The Preferential Dividend shall accrue from day to day. The Preferential Dividend will cease to accrue in respect of a Preference Share from and including its due date for redemption unless payment of the amount due to the Preference Shareholder on redemption is not made in full on such date, in which case the Preferential Dividend shall cease to accrue from and including the date such payment is made. The Preferential Dividend shall be paid in priority to any dividend in respect of any other class of shares in the capital of the Company, other than any which shall rank pari passu with the Preference Shares as regards rights to participate in the profits of the Company. The Preference Shares shall not confer any right of participation in the profits of the Company save for the right to receive the Preferential Dividend and a payment in respect of any arrears or accruals of Preferential Dividend pursuant to Articles 9(b) and 9(d)(C).

     (b) As regards Capital - On a winding-up of the Company or other return of capital (other than a purchase or redemption of any Preference

          Share or any other class of redeemable shares) each Preference Share shall carry the right to payment of the Paid-Up Value thereof, together with a sum equal to any arrears or accruals of Preferential Dividend due in respect of such Preference Share (whether or not such dividend has been declared or has become due and payable and calculated up to, but excluding, the date of commencement of the winding-up or, as the case may be, return of capital) in priority to any payment in respect of any other class of Shares save for any class of Shares ranking pari passu with the Preference Shares as regards the right to participate in the assets of the Company. In the event that the assets of the Company available for distribution are insufficient to pay the full amount due to each holder of Preference Shares under this Article 9(b), the available assets shall be distributed amongst the Preference Shareholders and any class of Shares ranking pari passu with the Preference Shares as regards rights to participate in the assets of the Company in proportion to the amounts paid-up or credited as paid-up on such Shares.

     (c) As regards Voting - The holders of the Preference Shares shall be entitled to receive notice of general meetings of the Company but shall not be entitled to attend and vote thereat.

     (d) As regards Redemption - The Preference Shares may be redeemed by the Company upon and subject to the provisions of the applicable laws in the Cayman Islands as follows:-

          (A) Any Preference Share which is transferred to Shire or its nominee pursuant to Article 9(e)(D) below may be redeemed at the option of the transferee of such Preference Share upon notice to the Company at any time after such Preference Share has been transferred to Shire or its nominee and Shire or its nominee has been registered as the holder of such Preference Share in the register of members of the Company. On redemption, the Company shall pay, in respect of each Preference Share being redeemed, an amount equal to the aggregate of the Paid-Up Value in respect of such Preference Share and all arrears and accruals of Preferential Dividend in respect thereof up to but excluding the date of redemption (irrespective of whether or not such Preferential Dividend has been declared or has become due and payable). The Company shall redeem any Preference Shares on the date specified by the holder thereof for the time being in any notice given by the holder to the Company requiring such redemption. Any such notice may be a standing notice (which may be revoked or amended at any time) requiring all or any Preference Shares transferred from time to time into the name of such holder to be redeemed immediately following transfer and registration or at any time thereafter as specified therein and different directions may be given concerning different Preference Shares so transferred and registered and accordingly such notice will apply to all such transfers following such notice (without the need for a separate notice requiring redemption to be served in respect of each transfer of a Preference Share) until such directions are amended or revoked.

          (B) On redemption of a Preference Share, the Company will cancel the Preference Share and any certificate relating thereto.

          (C) If redemption monies due to a Preference Shareholder are not paid on redemption of such Preference Share (for whatever reason), the Preferential Dividend in respect of that Preference Share shall be deemed, for the purpose of calculating the amount payable by the Company pursuant to Article 9(d)(A) above, to continue to accrue and be payable up to, but excluding, the date of payment of such redemption monies.

          (D) The obligations of the Company to redeem Preference Shares in accordance with these Articles are subject to applicable law in the Cayman Islands.

     (e)  As regards Exchange

          (A) Following the exercise of a Conversion Right in respect of any Note, the Company shall allot and issue the relevant number of Preference Shares (calculated in accordance with the Conversion Ratio), credited as fully paid, on the relevant Conversion Date to the relevant Noteholder or such person as such Noteholder may direct.

          (B) Each Preference Share confers on the holder an Exchange Right in respect of such Preference Share, pursuant to which the holder may require the Company, in exchange for such Preference Share, (save as provided in Articles 9(e)(H), 9(e)(I) and 9(e)(J) below) to procure the issue to such holder of such number of Shire Ordinary Shares or (if so elected by the holder in the relevant Conversion Notice) Shire ADSs as shall be determined in accordance with the Exchange Ratio or, at the Company's option (the "Cash-Out Option"), to procure the delivery to such holder of a cash amount in US Dollars, determined in accordance with
               Article 9(e)(F), in each case to the Preference Shareholder. The provisions of Article 9(e)(D) shall apply upon the exercise or deemed exercise of an Exchange Right. If the Cash-Out Option is exercised, the Company shall inform the person to whom the Preference Share was issued of such election within three Business Days of the relevant Conversion Date.

          (C) The holder of a Preference Share shall be deemed to have irrevocably exercised the Exchange Right in respect of such Preference Share immediately following the issue of such Preference Share and registration of such Preference Share in the name of the person to whom the relevant Preference Share was issued in the register of Members, without any action being required to be taken by the Preference Shareholder.

          (D) Immediately following the exercise, or deemed exercise pursuant to Article 9(e)(C) above, of an Exchange Right in respect of a Preference Share, such Preference Share shall be transferred to Shire or such person as Shire shall direct. Any such transfer shall be effected by the Company (or a person appointed for this purpose by the Company) outside the United Kingdom as agent for the holder thereof and the Company (or a person appointed as aforesaid) shall be and is hereby authorised on behalf of the holder to execute all such documents outside the United Kingdom and do all such things as may be necessary properly to effect the same, without (save as provided in the Article 9(e)(O) below) any cost or liability to, or any further action required by, the holder.

          (E) The number of Shire Ordinary Shares or ADSs which the Company may be required to procure are issued pursuant to Article 9(e)(B) in respect of a Preference Share in respect of which an Exchange Right is deemed to have been exercised pursuant to Article 9(e)(C) shall, save in the circumstances referred to in Articles 9(e)(H) and 9(e)(I) below, be equal to, in the case of an exchange for Shire Ordinary Shares, the Exchange Ratio in effect on the relevant Conversion Date and, in the case of an exchange for Shire ADSs, one-third of such ratio. The Exchange Ratio at the date of these Articles is 49.6175 Shire Ordinary Shares for each Preference Share and, in the case of an exchange for Shire ADSs, 16.5392 Shire ADSs for each Preference Share. The Exchange Ratio shall hereafter be subject to adjustment in the circumstances described in Article 9(e)(G) below. Any Shire Ordinary Shares or Shire ADSs issued upon the exercise of an Exchange Right will be issued, and any cash amounts in respect of fractional entitlements shall be paid, to the person to whom the relevant Preference Share was issued. The Company shall procure that any Shire Ordinary Shares or Shire ADSs issued in respect of a Preference Share pursuant to Article 9(e)(B) shall, save as provided in Articles 9(e)(H) and 9(e)(I), be issued on or as promptly as practicable after the Conversion Date on which such Preference Share was issued, subject always to the period of three Business Days following the Conversion Date during which the Cash-Out Option may be exercised.

          (F) The cash amount referred to in Article 9(e)(B) shall be calculated by multiplying (x) the number of Shire Ordinary Shares which would have been issued in respect of the relevant Preference Share pursuant to Article 9(e)(E) if the Cash-Out Option had not been exercised (and the holder had not elected to receive Shire ADSs) by (y) the average of the volume-weighted average prices (VWAP) on the London Stock Exchange of one Shire Ordinary Share, as shown on Bloomberg Professional Service, on the fourth, fifth, sixth, seventh and eighth dealing days following the Conversion Date (each such price being converted into US Dollars at the US$/(pound)noon buying rate in New York prevailing on such date). The Company shall procure that such cash amount shall be paid within 14 days of the relevant Conversion Date and if, for any reason, such amount is not so paid, the person to whom the Preference Share was issued shall be entitled to require that the Company procures that such number of Shire Ordinary Shares or Shire ADSs be issued to him as would have been so issued had the Cash-Out Option not been exercised.

          (G)  Adjustment of Exchange Ratio

               (a) Upon the happening of any of the events described below, the Exchange Ratio shall be adjusted in respect of any subsequent exercise of an Exchange Right as follows:

                    (1) If and whenever there shall be an alteration to the nominal value of Shire Ordinary Shares as a result of consolidation or subdivision of Shire Ordinary Shares, the Exchange Ratio shall be adjusted by multiplying the Exchange Ratio in force immediately prior to such alteration by the following fraction:

                         A
                         B

                         where:

                         A        is  the  nominal   amount  of  one
                                  Shire  Ordinary  Share
                                  immediately before such alteration; and

                         B        is the nominal amount of
                                  one Shire Ordinary Share
                                  immediately after such
                                  alteration.

                         Such adjustment shall become
                         effective on the date the alteration
                         takes effect.

                    (2) If and whenever Shire shall issue any fully paid Shire Ordinary Shares to its shareholders by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) other than by way of a Scrip Dividend, the Exchange Ratio shall be adjusted by multiplying the Exchange

                         Ratio in force immediately prior to such issue by the following fraction:

                         A
                         B

                         where:

                         A is the aggregate nominal amount of the Shire Ordinary Shares in issue immediately after such issue; and

                         B        is the aggregate nominal
                                  amount of the Shire
                                  Ordinary Shares in issue
                                  immediately before such
                                  issue.

                         Such adjustment shall become
                         effective on the date of issue of
                         such Shire Ordinary Shares.

                         No adjustment shall be made under
                         this sub-paragraph (2) if Shire pays
                         a Scrip Dividend provided, however,
                         that if and whenever Shire shall pay
                         a Scrip Dividend where the Market
                         Value of the Shire Ordinary Shares
                         issued exceeds the amount of the
                         relevant cash dividend or the
                         relevant portion of the cash
                         dividend if the Scrip Dividend is
                         offered in place of only part of the
                         cash dividend, then the Exchange
                         Ratio shall be adjusted by
                         multiplying the Exchange Ratio in
                         force immediately prior to the
                         payment of such Scrip Dividend by
                         the following fraction:

                         A + B
                         -----
                         A + C

                         where:

                         A is the aggregate nominal amount of the Shire Ordinary Shares in issue immediately before such issue;

                         B is the aggregate nominal amount of the Shire Ordinary Shares issued by way of Scrip Dividend; and

                         C is the aggregate nominal amount of the Shire Ordinary Shares issued by way of Scrip Dividend multiplied by a fraction of which (x)
                the  numerator  is the amount of the
                cash  dividend per Shire  Ordinary  Share,  or the part of
                such  cash   dividend  in  respect  of  which  such  Scrip
                Dividend  applies,  and (y) the  denominator is the amount
                per  Shire   Ordinary   Share  used  for  the  purpose  of
                determining the number of Shire Ordinary Shares to be issued by way of Scrip Dividend.


                         For the purposes of this sub-paragraph (2):-

                         "Scrip Dividend" means an issue of
                         Shire Ordinary Shares paid up out of
                         profits or reserves (including any
                         share premium account or capital
                         redemption reserve) and issued
                         instead of the whole or any part of
                         a cash dividend which the holders of
                         Shire Ordinary Shares would or could
                         otherwise have received; and

                         "Market Value" means the price or
                         value of Shire Ordinary Shares
                         stated in, or calculated in
                         accordance with the provisions of
                         and at the time of, any circular or
                         other document issued by Shire
                         relating to the Scrip Dividend.


                         (3)     If and whenever Shire shall pay or
                                 make any Capital Distribution to its
                                 shareholders, the Exchange Ratio
                                 shall be adjusted by multiplying the
                                 Exchange Ratio in force immediately
                                 prior to such Capital Distribution
                                 by the following fraction:

                                   A
                                 -----
                                 A - B

                                 where:

                                 A        is the Current Market Price
                                          (as defined below) of one
                                          Shire Ordinary Share on the
                                          dealing day immediately
                                          preceding the date on which
                                          Shire Ordinary Shares are
                                          traded on the London Stock
                                          Exchange ex-the relevant
                                          Capital Distribution; and

                                 B        is the portion of the Fair
                                          Market Value of the Capital
                                          Distribution attributable
                                          to one Shire Ordinary
                                          Share.

                                 Such adjustment shall become
                                 effective on the date on which Shire
                                 Ordinary Shares are first traded on
                                 the London Stock Exchange ex-the
                                 Extraordinary Dividend or on which
                                 the Protected Share Repurchase is
                                 actually made, as the case may be.

                             For the purpose of this sub-paragraph (3):-

                             o "Capital Distribution" means the premium attributable to an Extraordinary Dividend or a Protected Share
                                        Repurchase;

                             o          "Current Market Price" means, the
                                        average of the closing bid and offer
                                        quotations per Shire Ordinary Share
                                        published in the London Stock Exchange
                                        Daily Official List for the five
                                        consecutive dealing days ending on the
                                        dealing day immediately preceding the
                                        relevant date, provided that if at any
                                        time during the said five day period the Shire Ordinary Shares shall have been quoted ex-dividend and during some other part of that period the Shire Ordinary Shares shall have been quoted cum-dividend then:

                                 (a)    if the Shire Ordinary Shares to be
                                        issued do not rank for the dividend in
                                        question, the quotations on the dates on which the Shire Ordinary Shares shall have been quoted cum-dividend shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per Shire Ordinary Share (excluding any associated tax credit and less the tax (if any) falling to be deducted on payment thereof to a resident of the United Kingdom); and

                                  (b)   if the Shire Ordinary Shares to be
                                        issued do rank for the dividend in
                                        question, the quotations on the dates on which the Shire Ordinary Shares shall have been quoted ex-dividend shall for the purpose of this definition be deemed to be the amount thereof increased by such similar amount, and provided further that if the Shire
                                        Ordinary Shares on each of the said five dealing days have been quoted cum-dividend in respect of a dividend which has been declared or announced but the Shire Ordinary Shares to be issued do not rank for that dividend the quotations on each of such dates shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per Shire Ordinary Share (excluding any associated tax credit and less the tax (if any) falling to be deducted on payment thereof to a resident of the United Kingdom);


                                       o "Extraordinary Dividend" means any
                                        dividend or distribution on Shire
                                        Ordinary Shares, whether in cash, assets or other property, and whenever paid or made and however described (and for these purposes a distribution of assets includes without limitation an issue of shares or other securities credited as fully or party paid up (other than an issue of Shire Ordinary Shares falling within sub-paragraph (2) above) by way of capitalisation of profits or reserves), where the aggregate amount of such dividend or distribution, without taking into account any tax credit that may arise in respect of the dividend or distribution, when added to the aggregate Fair Market Value of all other dividends or distributions paid or made in the preceding 12 months other than dividends or distributions to the extent an adjustment was made pursuant to sub-paragraph (2) above, exceeds 5% of the Market Capitalisation of Shire on the dealing day immediately preceding the payment date of the dividend or distribution in question. Extraordinary Dividends do not include any dividend or distribution to the extent an adjustment pursuant to sub-paragraph (2) is applicable;

                                       o the "Market Capitalisation of Shire"
                                        will be calculated as if Shire had
                                        already issued all Shire Ordinary Shares issuable upon the exchange of the exchangeable shares issued by Shire Acquisition Inc. in connection with the merger between Shire and BioChem Pharma Inc;

                                       o the amount of the premium attributable
                                        to an Extraordinary Dividend is the
                                        amount by which the

                                        Extraordinary
                                        Dividend exceeds 5% of the Market
                                        Capitalisation of Shire on the dealing
                                        day immediately preceding the payment
                                        date of the dividend or distribution in
                                        question;

                                       o "Protected Share Repurchase" means a
                                        purchase by Shire of Shire Ordinary
                                        Shares on the market on any one day at a weighted average price, before expenses, that exceeds by more than 5% the average of the closing middle market prices quoted for Shire Ordinary Shares on the London Stock Exchange as derived from the Official Daily List of the London Stock Exchange on the five dealing days before Shire makes the purchase. If Shire announces its intention to purchase Shire Ordinary Shares at some future date at a specified price, then a Protected Share Repurchase occurs when the announced purchase price exceeds by more than 5% the average of the closing middle market prices quoted for Shire Ordinary Shares on the London Stock Exchange as derived from the Official Daily List of the London Stock Exchange on the five dealing days preceding the announcement; and

                                       o the amount of the premium attributable
                                        to a Protected Share Repurchase is the
                                        amount by which the repurchase amount,
                                        as the case may be, exceeds 5% of the
                                        average of the closing middle market
                                        prices quoted for Shire Ordinary Shares
                                        on the London Stock Exchange as derived
                                        from the Official Daily List of the
                                        London Stock Exchange on the five
                                        dealing days before Shire makes the
                                        purchase or announcement, as the case
                                        may be.

                                   (4)  If and whenever Shire shall issue Shire
                                        Ordinary Shares to its shareholders as a class by way of rights, or issues or grants to its shareholders as a class by way of rights, options, warrants or other rights to subscribe for or purchase any Shire Ordinary Shares, in each case at a price per Shire Ordinary Share which is less than 95% of the Current Market Price per Shire Ordinary Share on the dealing day immediately preceding the date of the announcement of the terms of the issue or grant of such Shire Ordinary Shares, options, warrants or other rights, the Exchange Ratio shall be adjusted by multiplying the Exchange Ratio in force immediately prior to such issue or grant by the following fraction:

                                         A + B
                                         -----
                                         A + C

                                         where:

                                  A  is the number of Shire Ordinary Shares
                                     in issue immediately before such
                                     announcement;

                                  B  is the number of Shire Ordinary Shares
                                     issued or, as the case may be, included
                                     in the grant; and

                                  C  is the number of Shire Ordinary Shares
                                     which could have been purchased, at the
                                     Current Market Price per Shire Ordinary
                                     Share referred to above, for the
                                     aggregate amount (if any) payable for
                                     the new Shire Ordinary Shares issued by
                                     way of rights, or for the options or
                                     warrants or other rights issued by way
                                     of rights and for the total number of
                                     Shire Ordinary Shares comprised in such
                                     options, warrants or other rights.

                                     Such adjustment shall become effective
                                     on the first date on which Shire Ordinary
                                     Shares are traded ex-rights, ex-options
                                     or ex-warrants, as the case may be, on
                                     the London Stock Exchange.

                                 (5) If and whenever Shire shall issue any
                                     securities to its Shareholders as a
                                     class, (other than Shire Ordinary Shares or options, warrants or other rights to subscribe for or purchase any Shire Ordinary Shares), by way of rights, or if Shire shall grant to its shareholders as a class by way of rights any options, warrants or other rights to subscribe for or purchase any securities (other than Shire Ordinary Shares or options, warrants or other rights to subscribe for or purchase Shire Ordinary Shares) the Exchange Ratio shall be adjusted by multiplying the Exchange Ratio in force immediately prior to such issue or grant by the following fraction:

                                           A
                                         -----
                                         A - B

                                         where:

                                         A        is the Current Market Price
                                                  of one Shire Ordinary Share
                                                  on the dealing day
                                                  immediately preceding the
                                                  date on which the terms of
                                                  such issue or grant are
                                                  publicly announced; and

                                         B        is the Fair Market Value on
                                                  the date of such
                                                  announcement of the portion
                                                  of the rights attributable
                                                  to one Shire Ordinary
                                                  Share.

                                This adjustment shall become effective on the first date on which Shire Ordinary
                                Shares are traded ex-rights, ex-options
                                or ex-warrants, as the case may be, on
                                the London Stock Exchange.

(6) If and whenever Shire shall issue or grant wholly for cash (other than as mentioned in sub-paragraph (4) above) any Shire Ordinary Shares or grant (other than as mentioned in sub-paragraph (4) above) wholly for cash or for no consideration any options, warrants or other rights to subscribe for or purchase any Shire Ordinary Shares, in each case at a price per Shire Ordinary Share which is less than 95% of the Current Market Price per Shire Ordinary Share on the dealing day immediately preceding the date Shire announces the terms of such issue or grant, the Exchange Ratio shall be adjusted by multiplying the Exchange Ratio in force immediately prior to such issue or grant by the following fraction:

                                    A + B
                                    -----
                                    A + C

                                    where:

                                    A        is the number of Shire
                                             Ordinary Shares in issue
                                             immediately before Shire
                                             issues such Shire Ordinary
                                             Shares or grants such
                                             options, warrants or
                                             rights;

                                    B        is the maximum number of
                                             Shire Ordinary Shares to be
                                             issued pursuant to such
                                             issue of additional Shire
                                             Ordinary Shares or upon
                                             exercise of such options,
                                             warrants or rights; and

                                    C        is the number of Shire
                                             Ordinary Shares which the
                                             aggregate consideration (if
                                             any) receivable
                                             for the
                                             issue of the additional
                                             Shire Ordinary Shares, or,
                                             as the case may be, for
                                             Shire Ordinary Shares to be
                                             issued upon the exercise of
                                             any such options, warrants
                                             or rights, would purchase
                                             at such Current Market
                                             Price per Shire Ordinary
                                             Share.

                                Such adjustment shall not apply to Shire
                                Ordinary Shares issued on the exchange
                                of the Preference Shares or on the
                                exercise of any other rights of
                                conversion into, or exchange or
                                subscription for, Shire Ordinary Shares.

                                Such adjustment shall become effective on the date Shire shall issue such additional
                                Shire Ordinary Shares or, as the case
                                may be, Shire shall grant such options,
                                warrants or rights.

                            (7) If and whenever Shire or any of its
                                Subsidiaries shall issue any securities
                                (other than the Notes or the Preference
                                Shares) wholly for cash or for no
                                consideration, otherwise than as
                                mentioned in sub-paragraphs (4), (5) or
                                (6) above, and such securities carry
                                (directly or indirectly) rights of
                                conversion into, or exchange or
                                subscription for, Shire Ordinary Shares
                                or grant any such rights in respect of
                                existing securities, or if Shire or any
                                of its Subsidiaries shall issue any
                                securities which by their terms might be redesignated as Shire Ordinary Shares, and the consideration per Shire Ordinary Share receivable by Shire upon conversion, exchange, subscription or redesignation is less than 95% of the Current Market Price per Shire Ordinary Share on the dealing day immediately preceding the date Shire announces the terms of issue of such securities or the terms of such grant, the Exchange Ratio shall be adjusted by multiplying the Exchange Ratio in force immediately prior to such issue or grant by the following fraction:

                                    A + B
                                    -----
                                    A + C

                                    where:

                                    A        is the number of Shire
                                             Ordinary Shares in issue
                                             immediately before such
                                             issue or grant (but if the
                                             relevant securities carry
                                             rights of
                                             conversion into
                                             or rights of exchange or
                                             subscription for Shire
                                             Ordinary Shares which have
                                             been issued by Shire for
                                             the purposes of or in
                                             connection with such issue,
                                             then less the number of
                                             such Shire Ordinary Shares
                                             so issued);

                                    B        is the maximum number of
                                             Shire Ordinary Shares that
                                             may be issued upon
                                             conversion or exchange of
                                             such securities or upon the
                                             exercise of such rights of
                                             subscription attached to
                                             such securities at the
                                             initial conversion,
                                             exchange or subscription
                                             price or rate or, as the
                                             case may be, the maximum
                                             number of Shire Ordinary
                                             Shares to be issued or to
                                             arise from any such
                                             redesignation; and

                            C   is the number of Shire Ordinary Shares
                                that could be purchased at the Current
                                Market Price per Shire Ordinary Share
                                indicated above for the aggregate
                                consideration (if any) receivable for
                                Shire Ordinary Shares to be issued upon
                                conversion or exchange or upon exercise
                                of the right of subscription attached to such securities or, as the case may be, for Shire Ordinary Shares to be issued or to arise from any such redesignation.

                                Such adjustment shall become effective on the date of issue or grant of the securities in question.

                          (8)   If and whenever there shall be any
                                modification of the rights of
                                conversion, exchange or subscription
                                attaching to any securities described in sub-paragraph (7) above (other than in accordance with the terms (including terms as to adjustment) applicable to such securities) so that following such modification the consideration per Shire Ordinary Share has been reduced and is less than 95% of the Current Market Price per Shire Ordinary Share on the dealing day immediately preceding the date of announcement of the proposals for such a modification, the Exchange Ratio shall be adjusted by multiplying the Exchange Ratio in force immediately prior to such modification by the following fraction:

                                    A + B
                                    -----
                                    A + C
                                    where:

                            A   is the number of Shire Ordinary Shares
                                in issue immediately before such
                                modification (but if the relevant
                                securities carry rights of conversion
                                into or rights of exchange or
                                subscription for Shire Ordinary Shares
                                which have been issued by Shire for the
                                purposes of or in connection with such
                                issue, then less the number of such
                                Shire Ordinary Shares so issued);

                            B   is the maximum number of Shire Ordinary
                                Shares to be issued upon conversion or
                                exchange of such securities or upon the
                                exercise of such rights of subscription
                                attached to such securities at the
                                modified conversion, exchange or
                                subscription price or rate, but giving
                                credit as appropriate for any previous
                                adjustment under this sub-paragraph (8)
                                or under sub-paragraph (7) above; and

                            C   is the number of Shire Ordinary Shares
                                which the aggregate consideration (if
                                any) receivable by Shire for Shire
                                Ordinary Shares to be issued upon
                                conversion or exchange or upon exercise
                                of the right of subscription attached to the modified securities would purchase at the Current Market Price per Shire Ordinary Share indicated above.

                                Such adjustment shall become effective on the date of modification of the rights of conversion, exchange or subscription attaching to such securities.

                          (9)   If and whenever Shire or any of its
                                Subsidiaries shall offer any securities
                                and the holders of Shire Ordinary Shares as a class are entitled to participate in arrangements whereby such securities may be acquired by them, the Exchange Ratio shall be adjusted by multiplying the Exchange Ratio in force immediately before such offer is made by the following fraction:

                                      A
                                    -----
                                    A - B
                                    where:

                           A is the Current Market Price of one Shire Ordinary Share on the dealing day immediately preceding the date on which the terms of such offer are publicly announced; and

                           B    is the Fair Market Value on the date of
                                such announcement of the portion of the
                                relevant offer attributable to one Shire
                                Ordinary Share.

                                Such adjustment shall become effective on the first date on which Shire Ordinary
                                Shares trade ex-rights on the London
                                Stock Exchange.

                                Such adjustment shall not apply when the Exchange Ratio falls to be adjusted under sub-paragraphs (4) or (5) above or would fall to be so adjusted if the relevant issue or grant were at less than 95% of the Current Market Price per Shire Ordinary Share on the relevant dealing day.

                            (10)If any adjustment shall have been made
                                pursuant to sub-paragraphs (4) or (6)
                                above, and any such rights, options,
                                warrants or other rights to subscribe
                                for or purchase any Shire Ordinary
                                Shares shall have lapsed or expired or
                                are otherwise no longer exercisable and
                                Shire has not issued all of the Shire
                                Ordinary Shares issuable in respect of
                                such lapsed, expired or unexercisable
                                rights, options, warrants or other
                                rights to subscribe for or purchase any
                                Shire Ordinary Shares, the Exchange
                                Ratio shall be readjusted to the
                                Exchange Ratio which would otherwise be
                                in effect had the adjustment made upon
                                the issuance of such rights, options,
                                warrants or other rights to subscribe
                                for or purchase any Shire Ordinary
                                Shares been made on the basis of
                                delivery of only the number of Shire
                                Ordinary Shares actually delivered.

                                Such adjustment shall become effective on the date on which the rights, options, warrants or other rights to subscribe for or purchase any Shire Ordinary
                                Shares lapsed, expired or otherwise
                                became no longer exercisable.

                          (b)   For the purpose of any calculation of
                                the consideration receivable pursuant to sub-paragraphs (6), (7) and (8), the following provisions shall apply:

                          (i)   the aggregate consideration receivable
                                for Shire Ordinary Shares issued for
                                cash shall be the amount of such cash
                                provided that in no case shall any
                                deduction be made for any commission,
                                fees or any expenses paid or incurred by Shire for any underwriting of the issue or otherwise in connection therewith;

                          (ii)  (x) the aggregate consideration
                                receivable for Shire Ordinary Shares to
                                be issued or otherwise made available
                                upon the conversion or exchange of any
                                securities shall be deemed to be the
                                consideration received or receivable for any such securities and (y) the aggregate consideration receivable for
                                Shire Ordinary Shares to be issued or
                                otherwise made available upon the
                                exercise of rights of subscription
                                attached to any securities or upon the
                                exercise of any options, warrants or
                                rights shall be deemed to that part
                                (which may be the whole) of the
                                consideration received or receivable for such securities or, as the case may be, for such options, warrants or rights which is attributed by Shire to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration is so attributed or the Trustee so requires by notice in writing to Shire, the fair market value of such rights of subscription or, as the case may be, such options, warrants or rights as at the date of the announcement of the terms of issue of such securities or, as the case may be, such options, warrants or rights (as determined on good faith by an independent investment bank of international repute selected by Shire and approved in writing by the Trustee), plus in the case of each of (x) and (y) above, the additional minimum consideration (if any) to be received upon the conversion or exchange of such securities, or upon the exercise of such rights or subscription attached thereto or, as the case may be, upon exercise of such options, warranties or rights and
                                (z) the consideration per Shire Ordinary
                                Share receivable upon the conversion or
                                exchange of, or upon the exercise of
                                such rights of subscription attached to, such securities or, as the case may be, upon exercise of such options, warrants or rights shall be the aggregate consideration referred to in (x) or (y) above (as the case may be) converted into pounds sterling if such consideration is expressed in a currency other than pounds sterling at such rate of exchange as may be determined in good faith by an independent investment bank of international repute selected by
                                Shire and approved in writing by the
                                Trustee to be the spot rate ruling at
                                the close of business on the date of
                                announcement of the terms of issue of
                                such securities, divided by the number
                                of Shire Ordinary Shares to be issued
                                upon such conversion or exchange or
                                exercise at the initial conversion,
                                exchange or subscription price or rate.

                            (c) In this Article 9(e)(G), references to
                                any issue or offer to Shire's
                                shareholders "as a class" or "by way of
                                rights" shall be taken to be references
                                to an issue or offer to all or
                                substantially all of its shareholders
                                other than shareholders to whom, by
                                reason of the laws of any territory or
                                requirements of any recognised
                                regulatory body or any other stock
                                exchange in any territory or in
                                connection with fractional entitlements, it is determined not to make such issue or offer.

                           (d)  No adjustment shall be made to the
                                Exchange Ratio pursuant to Article
                                9(e)(G)(a):

                           (i)  until the cumulative adjustments amount
                                to 1.0% or more of the Exchange Ratio;

                          (ii)  if, as a result, Shire Ordinary Shares
                                would be issued upon exchange of the
                                Preference Shares at a discount to their par value;

                         (iii) to the extent Shire Ordinary Shares or other securities are issued, allotted or granted to employees, including directors and executive officers, of Shire or any of its subsidiaries pursuant to any employees' share scheme or option plan;

                         (iv)   upon the conversion or exchange of
                                convertible or exchangeable securities
                                of Shire or its subsidiaries outstanding as of 15th August 2001, including:

                           -    the exchangeable shares of Shire
                                Acquisition Inc.; and

                           -    the unsecured convertible zero coupon
                                loan note of Shire due to Arenol
                                Corporation; or

                            (v) upon the exchange of any remaining
                                shares of Roberts Pharmaceutical
                                Corporation for Shire Ordinary Shares.

                            (e) The Company may, from time to time,
                                increase the Exchange Ratio by any
                                amount for any period of not less than
                                20 days if the Board of Directors of
                                Shire has determined that such increase
                                would be in Shire's best interests. If
                                the Board of Directors of Shire makes
                                such a determination and the same is
                                adopted by the Company, it will be
                                conclusive. At the end of any such
                                period, the Exchange Ratio in force
                                immediately before such period shall be
                                reinstated.

                           (H)  If the Company elects pursuant to, and
                                in accordance with, Section 12.1 of the
                                Indenture to convert into Preference
                                Shares any Notes in respect of which a
                                Noteholder has exercised his rights
                                under Section 12.1 of the Indenture, the number of Shire Ordinary Shares or Shire ADSs to be issued in respect of any such Preference Shares upon the exercise of the Exchange Right attaching to such Preference Shares, and the date on which such Shire Ordinary Shares or Shire ADSs shall be issued, shall be determined in accordance with Section 12.1 of the Indenture but otherwise the provisions of Article 9(e) shall apply upon the exercise of such Exchange Right.

                           (I) If the Company elects pursuant to and in accordance with Section 13.1 of the Indenture to convert into Preference Shares any Notes in respect of which a Noteholder has exercised his rights under Section 13.1 of the Indenture, the number of Shire Ordinary Shares or Shire ADSs to be issued in respect of any such Preference Shares upon the exercise of the Exchange Right attaching to such Preference Shares, and the date on which such Shire Ordinary Shares or Shire ADSs shall be issued, shall be determined in accordance with Section 13.1 of the Indenture but otherwise the provisions of Article 9(e) shall apply upon the exercise of such Exchange Right.

                           (J)  If (i) Shire shall merge or consolidate
                                with another person or sell or transfer
                                all or substantially all of its assets,
                                in each case which results in a Change
                                of Control (as defined in the Indenture) or (ii) Shire shall participate in a statutory merger that results in a reclassification, conversion, exchange or cancellation of Shire Ordinary Shares, then, as regards the consideration due upon exchange of a Preference Share, Article 9(e)(B) shall cease to have effect and thereafter each Preference Share may be exchanged only for the kind and amount of securities, cash and other property that a holder of the number of Shire Ordinary Shares which the holder of a Preference Share may have been issued pursuant to Article 9(e)(B) had the Exchange Right in respect of such Preference Share been exercised immediately prior to such merger, consolidation, sale or transfer would have received pursuant to such merger, consolidation, sale or transfer. This calculation will be made based on the assumption that the holder of Shire Ordinary Shares failed to exercise any rights of election that the holder may have to select a particular type of consideration. This Article 9(e)(J) only applies in the case of a merger which results in a reclassification, conversion, exchange or cancellation of Shire Ordinary Shares.

                            (K) Shire ADSs will not be issued upon the
                                exercise of an Exchange Right in respect of any Preference Share issued upon the exercise of a Conversion Right:

                            (i) until either (a) the Note which is to be
                                converted has been transferred pursuant
                                to an effective registration statement
                                under the US Securities Act of 1933 or
                                (b) such Note is not otherwise a
                                "restricted security" within the meaning of Rule 144(a)(3) under the US Securities Act of 1933; or

                          (ii) if the Deposit Agreement with respect to the Shire ADSs is terminated for any reason, until a successor Deposit
                                Agreement is established.

                                In such circumstances, any holder of a
                                Preference Share electing to receive
                                Shire ADSs upon the exercise of his
                                Exchange Right in respect of such
                                Preference Share shall receive Shire
                                Ordinary Shares instead, subject to the
                                Company's option to procure the delivery of cash pursuant to Article 9(e)(B).

                           (L)  The obligations of the Company to
                                procure the exchange of Preference
                                Shares in accordance with these Articles are subject to applicable law in the Cayman Islands and, in the case of the issue of Shire Ordinary Shares and Shire ADSs, subject to Shire's compliance with the terms of its agreement with the Company in respect thereof.

                           (M)  Neither the Preference Shares nor Shire
                                Ordinary Shares (unless they are to be
                                represented by ADSs issued by the ADS
                                Depositary) will be issued to (i) The
                                Depositary Trust Company, Euroclear Bank
                                S.A./N.V. as operator of the Euroclear
                                system, Clearstream Banking, Societe
                                anonyme or the Depositary and Clearing
                                Centre or any of their nominees or
                                agents or any other person providing a
                                clearance service within Section 96 of
                                the Finance Act 1986 of the United
                                Kingdom or any of their nominees or
                                agents or (ii) to any person whose
                                business includes issuing depositary
                                receipts within Section 93 of the
                                Finance Act 1986 of the United Kingdom
                                or any nominee or agent of such a
                                person, in each case at any time prior
                                to the "abolition day" as defined in
                                Section 111 (1) of the Finance Act 1990
                                of the United Kingdom.

                           (N)  The Company undertakes that it will
                                procure that any Shire Ordinary Shares
                                issued upon the exercise of an Exchange
                                Right will be issued fully paid and will rank pari passu in all respects with Shire Ordinary Shares in issue on the relevant Conversion Date, except that the holders of any Shire Ordinary Shares so issued will not be entitled to any dividend or other distribution declared, paid or made in respect of Shire Ordinary Shares by reference to a record date prior to such Conversion Date. The holder of any Shire Ordinary Shares or Shire ADSs issued upon the exercise of any Exchange Right will be treated (to the extent described in this paragraph only) as if he were the holder of such
                                Shire Ordinary Shares or Shire ADSs on
                                the relevant Conversion Date and
                                therefore shall be entitled to receive,
                                in addition to the Shire Ordinary Shares or Shire ADSs, cash consideration equal to any dividends or other distributions declared, paid or made in respect of Shire Ordinary Shares by reference to a record date falling on or after the relevant Conversion Date but before the date on which Shire Ordinary Shares or Shire ADSs are issued to such holder.

                          (O)   No holder of Notes will in any
                                circumstances be required to pay any
                                U.K. transfer taxes or duties in respect of the issue or delivery of Preference Shares on conversion of such holder's Notes, the subsequent transfer of such Preference Shares to Shire or the issue of Shire Ordinary Shares or Shire ADSs in exchange for such Preference Shares, and the Company will procure that Shire covenants and agrees to hold each such holder harmless against any U.K. stamp duty or stamp duty reserve tax liability such holder may be required to pay on conversion of such holder's Notes, the subsequent transfer of such Preference Shares to Shire or the issue of Shire Ordinary Shares or Shire ADSs in exchange for such Preference Shares, provided, however, that Shire shall not be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue or delivery of Preference Shares, Shire Ordinary Shares or ADSs in a name other than that of the holder of the Note(s) to be converted. A holder of a Note will be responsible for all, if any, taxes arising by reference to any disposal or deemed disposal of a Note or a Preference Share in connection with the conversion of such Notes for a Preference Share.


                           (P)  The Company shall not be obliged to
                                procure the issue or delivery of
                                certificates representing Shire Ordinary
                                Shares or Shire ADSs unless the person
                                to whom Shire Ordinary Shares or Shire
                                ADSs are being issued or delivered has
                                paid to Shire the amount of any tax or
                                duty that may be payable in respect of
                                any transfer involved in the issue or
                                delivery of Shire Ordinary Shares or
                                ADSs in a name other than that of the
                                holder of the Note being converted or
                                has established to Shire's satisfaction
                                that no such tax or duty is payable.

                           (Q) No fractions of Shire Ordinary Shares or Shire ADSs will be issued upon the exercise of an Exchange Right and, instead, the Company shall procure that a cash amount will be paid by Shire in respect of any fractional entitlement, calculated by reference to the Current Market Price of a Shire Ordinary Share on the relevant Conversion Date, which amount shall be paid to the relevant holder of Shire Ordinary Shares or Shire ADSs within 14 days of the relevant Conversion Date.

(f) Transfer

     Save as provided in Article 9(e)(D), the Preference Shares are not transferable. Transfers of Preference Shares shall be effected outside the United Kingdom by any transfer in common or usual form or such other form as may be approved by the Board from time to time. The transferor shall be deemed to remain the holder of the Preference Share until the name of the transferee is entered in the register of Members of the Company in respect of it. All instruments of transfer may be retained by the Company.

General

(g) Forthwith upon the exercise, or deemed exercise of an Exchange Right in respect of any Preference Share, such Preference Share shall cease to have attached to it any Exchange Right save, to the extent such obligation has not been satisfied, for the right to require the Company pursuant to
     Article 9(e) to procure the issue of Shire Ordinary Shares or Shire ADSs or, as the case may be, to procure the delivery of cash upon the exercise of the Exchange Right.

(h) The Preference Shares shall only be issued on conversion of Notes pursuant to the Indenture and in accordance with these Articles and shall be issued at the Paid-up Value per Preference Share and will rank pari passu with all (if any) fully paid Preference Shares then in issue.



                               TRANSFER OF SHARES

9. Subject to Article 9, shares in the Company are transferable subject to the consent of the Directors who may, in their absolute discretion, decline to register any transfer of Shares without giving any reason. If the Directors refuse to register a transfer they shall notify the transferee within two months of such refusal.

10. Subject to Article 9, the instrument of transfer of any Share shall be in writing and shall be executed outside the United Kingdom by or on behalf of the transferor (and if the Directors so require, signed by the transferee Provided that, if so required, the transferee shall sign before the instrument is executed by the transferor). The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the register of Members.

11. The registration of transfers, other than in respect of Preference Shares, may be suspended at such time and for such period as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than forty-five days in any year.



                      REDEMPTION AND REPURCHASE OF SHARES

12. (a) Subject to the provisions of the Statute and Articles 7, 8 and 9, the Company may issue Shares which are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares shall, subject to Article 9, be effected in such manner as the Company may, by Special Resolution, determine before the issue of the Shares.

     (b) Subject to the provisions of the Statute and Articles 7, 8 and 9, the Company may purchase its own Shares (including any redeemable Shares) provided that the Members shall have approved the manner of purchase by Ordinary Resolution.

     (c) Subject to the provisions of Articles 7, 8 and 9, the Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

13. The provisions of Articles 7, 8 and 9 shall apply to the redemption of the Founders' Shares, the Nominal Shares and the Preference Shares.



                          VARIATION OF RIGHTS OF SHARES

14. If at any time the share capital of the Company is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-quarters in nominal value of the issued Shares of that class, or with the sanction of a Special Resolution passed at a general meeting of the holders of the Shares of that class provided, however, that the rights attaching to the Preference Shares may only be varied as provided in the Indenture.

15. The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class of Shares except that the necessary quorum shall be two or more persons holding or representing by proxy at least one-third of the issued Shares of the class (provided always that if there is only one holder of shares of the relevant class at the relevant time, the quorum shall be that one holder) and that any holder of Shares of the class present in person or by proxy may demand a poll.

16. (a) The rights attaching to the Preference Shares shall be deemed to be varied by:-

     (i) the creation or issue of any Shares having priority over the Preference Shares with respect of rights to participate in the profits or assets of the Company or rights of redemption;

     (ii) any allotment of Shares pursuant to a capitalisation of the Company's share premium account; or

     (iii) any reduction in the share capital or share premium account of the Company or the cancellation of any uncalled liability in respect of any Shares,

     Provided that neither the creation nor issue of any class of Shares ranking pari passu with or behind the Preference Shares nor the redemption of any Preference Shares shall be deemed to vary the rights attaching to the Preference Shares.

     (b) The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.



                          COMMISSION ON SALE OF SHARES

17. The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares of the Company. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.



                            NON-RECOGNITION OF TRUSTS

18. The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the registered holder.



                                 LIEN ON SHARES

19. The Company shall have a first and paramount lien on all Shares except Preference Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the

     Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company's lien thereon. The Company's lien on such a Share shall also extend to any amount payable in respect of that Share.

20. The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been given to the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

21. To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company's power of sale under these Articles.

22. The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any residue shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.



                                 CALL ON SHARES

23. (a) Subject to the terms of the allotment the Directors may from time to time make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

     (b) A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

24. If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine, but the Directors may waive payment of the interest wholly or in part.

25. An amount payable in respect of a Share on allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

26. The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

27. (a) The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

     (b) No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a dividend declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable.



                              FORFEITURE OF SHARES

28. (a) If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days notice requiring payment of the amount unpaid together with any interest which may have accrued. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

     (b) If the notice is not complied with any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all dividends or other monies declared payable in respect of the forfeited Share and not paid before the forfeiture.

     (c) A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

29. A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

30. A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the fact as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

31. The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.



                             TRANSMISSION OF SHARES

32. If a Member dies the survivor or survivors where he was a joint holder, and his legal personal representatives where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest. The estate of a deceased Member is not thereby released from any liability in respect of any Share which had been jointly held by him.

33. Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors, elect either to become the holder of the Share or to have some person nominated by him as the transferee. If he elects to become the holder he shall give notice to the Company to that effect, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by that Member before his death or bankruptcy as the case may be.

34. If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

35. A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the Share. However, he shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the Share. If the notice is not complied with within ninety days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.



                    AMENDMENTS OF MEMORANDUM AND ARTICLES OF
                      ASSOCIATION AND ALTERATION OF CAPITAL

36.  The Company may by Ordinary Resolution:

     (a) increase the share capital by such sum as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

     (b) consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

     (c) by subdivision of its existing Shares or any of them divide the whole or any part of its Share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

     (d) cancel any Shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

37. All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

38. Subject to the provisions of the Statute and the provisions of these Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

     (a)  change its name;

     (b)  alter or add to these Articles;

     (c) alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

     (d)  reduce its share capital and any capital redemption reserve fund.

                                REGISTERED OFFICE

39. Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office to any place other than a place in the United Kingdom.


               CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

40. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend, or in order to make a determination of Members for any other proper purpose, the Directors of the Company may provide that the register of Members shall be closed for transfers other than transfers of Preference Shares for a stated period but not to exceed in any case forty days. If the register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members such register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the register of Members.

41. In lieu of or apart from closing the register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members and for the purpose of determining the Members entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

42. If the register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.



                                 GENERAL MEETING

43. All general meetings other than annual general meetings shall be called extraordinary general meetings.

44. The Company shall, if required by the Statute, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year at ten o'clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

45. The Company may hold an annual general meeting, but shall not (unless required by Statute) be obliged to hold an annual general meeting.

46. The Directors may call general meetings, and they shall on a Members requisition forthwith proceed to convene an extraordinary general meeting of the Company.

47. A Members requisition is a requisition of Members of the Company holding at the date of deposit of the requisition not less than one tenth in par value of the capital of the Company as at that date carries the right of voting at general meetings of the Company.

48. The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office of the Company, and may consist of several documents in like form each signed by one or more requisitionists.

49. If the Directors do not within twenty-one days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said twenty-one days.

50. A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.



                           NOTICE OF GENERAL MEETINGS

51. At least five days' notice shall be given of any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

     (a) in the case of an annual general meeting, by all the Members (or their proxies) entitled to attend and vote thereat; and

     (b) in the case of an extraordinary general meeting, by a majority in number of the Members (or their proxies) having a right to attend and vote at the meeting, being a majority together holding not less than ninety-five per cent in par value of the Shares giving that right.

52. The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings of that meeting.



                         PROCEEDINGS AT GENERAL MEETINGS

53. No business shall be transacted at any general meeting unless a quorum is present. Two Members entitled to attend and vote at the meeting present in person or by proxy or if a corporation by its duly authorised representative shall be a quorum unless the Company has one Member entitled to attend and vote at the meeting in which case the quorum shall be that one Member present in person or by proxy or (in the case of a corporation or other non-natural person) by a duly authorised representative. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

54. A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other.

55. A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

56. If a quorum is not present within half an hour from the time appointed for the meeting or if during such a meeting a quorum ceases to be present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other day, time or such other place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Members present shall be a quorum.

57. The chairman, if any, of the board of Directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

58. If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be chairman of the meeting.

59. The chairman may, with the consent of a meeting at which a quorum is present, (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice.

60. A resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands, a poll is demanded by the chairman, or any other Member or Members collectively present in person or by proxy and holding at least ten per cent. in par value of the Shares giving a right to attend and vote at the meeting.

61. Unless a poll is duly demanded a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

62.  The demand for a poll may be withdrawn.

63. Except on a poll demanded on the election of a chairman or on a question of adjournment, a poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

64. A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

65. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a second or casting vote.



                                VOTES OF MEMBERS

66. Subject to Articles 7, 8 and 9 in particular and to any rights or restrictions attached to any Shares, on a show of hands every Member entitled to vote who (being an individual) is present in person or by proxy or, if a corporation or other non-natural person is present by its duly authorised representative, shall have one vote and on a poll every Member entitled to vote shall have one vote for every Share of which he is the holder.

67. In the case of joint holders of record the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the register of Members.

68. A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person on such Member's behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

69. No person shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class of Shares unless he is registered as a Member entitled to attend and vote at such meeting on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares in the Company have been paid.

70. No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

71. On a poll or on a show of hands votes may be cast either personally or by proxy. A Member entitled to vote at a meeting may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where such Member appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote on a show of hands.

72. A Member entitled to vote at a meeting and holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting.



                                    PROXIES

73. The instrument appointing a proxy shall be in writing, be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorised for that purpose. A proxy need not be a Member of the Company.

74. The instrument appointing a proxy (and any authority under which it is executed) shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or adjourned meeting, provided that the chairman may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy which is not deposited in the manner permitted shall be invalid.

75. The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

76. Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.



                               CORPORATE MEMBERS

77. Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.



                          SHARES WHICH MAY NOT BE VOTED

78. Shares in the Company which are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.



                               NUMBER OF DIRECTORS

79. There shall be a board of Directors consisting of not less than one person (exclusive of alternate Directors) provided however that the Company may from time to time by Ordinary Resolution increase or reduce the limits in the number of Directors provided always that all Directors must be residents of the United Kingdom. The first Directors of the Company shall be determined in writing by, or appointed by a resolution of, the subscriber.

                               POWERS OF DIRECTORS

80. Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

81. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

82. The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

83. The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.



                      APPOINTMENT AND REMOVAL OF DIRECTORS

84. The Company may by Ordinary Resolution appoint any person to be a Director provided that any person appointed as a Director must be a resident of the United Kingdom. The Company may by Ordinary Resolution remove any Director.

85. The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors and provided further that any person appointed as a Director must be a resident of the United Kingdom.



                         VACATION OF OFFICE OF DIRECTOR

86.  The office of a Director shall be vacated if:

     (a) he gives notice in writing to the Company that he resigns the office of Director; or

     (b) if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office; or

     (c) if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

     (d)  if he is found a lunatic or becomes of unsound mind; or

     (e)  if he ceases to be resident in the United Kingdom; or

     (f) if all the other Directors of the Company (being not less than two in number) resolve that he should be removed as a Director.


                                     QUORUM

87. The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be two if there are two or more Directors, and shall be one if there is only one Director. A person who holds office only as an alternate Director shall, if his appointor is not present, be counted in the quorum.



                            PROCEEDINGS OF DIRECTORS

88. Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit provided that all meetings shall take place in the United Kingdom. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

89. A person may participate in a meeting of the Directors or committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time provided that all participants are located in the United Kingdom. Participation by a person in a meeting in this manner is treated as presence in person at that meeting.

90. A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of Directors (an alternate Director being entitled to sign such a resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held provided that each Director is located in the United Kingdom when he executes the resolution.

91. A Director or alternate Director may, or other officer of the Company on the requisition of a Director or alternate Director shall, call a meeting of the Directors by at least two days' notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held.

92. The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

93. The Directors may elect a chairman of their board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

94. All acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

95. A Director but not an alternate Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.



                              PRESUMPTION OF ASSENT

96. A Director of the Company who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

                              DIRECTORS' INTERESTS

97. A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

98. A Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

99. A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

100. No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

101. A general notice that a Director or alternate Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.



                                    MINUTES

102. The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of Directors including the names of the Directors or alternate Directors present at each meeting.

                         DELEGATION OF DIRECTORS' POWERS

103. The Directors may delegate any of their powers to any committee consisting of one or more Directors. They may also delegate to any managing director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him provided that an alternate Director may not act as managing director and the appointment of a managing director shall be revoked forthwith if he ceases to be a Director. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

104. The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees or local boards.

105. The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

106. The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorise any such attorney or other company, firm or person to delegate all or any of the powers, authorities and discretions vested in him.

107. The Directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit provided that such officers are residents of the United Kingdom. Unless otherwise specified in the terms of his appointment an officer may be removed by resolution of the Directors or Members.



                               ALTERNATE DIRECTORS

108. Any Director (other than an alternate Director) may by writing appoint any other Director, or any other person who is a resident of the United Kingdom willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him.

109. An alternate Director shall be entitled to receive notice of all meetings of Directors and of a meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence.

110. An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director or if he ceases to be resident in the United Kingdom.

111. Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

112. An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.



                             NO MINIMUM SHAREHOLDING

113. The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.



                           REMUNERATION OF DIRECTORS

114. The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

115. The Directors may by resolution approve additional remuneration to any Director for any services other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.



                                      SEAL

116. The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer or other person appointed by the Directors for the purpose.

117. The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

118. A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.



                      DIVIDENDS, DISTRIBUTIONS AND RESERVE

119. Subject to the Statute and this Article, the Directors may declare Dividends and distributions on Shares of the Company in issue and authorise payment of the Dividends or distributions out of the funds of the Company lawfully available therefor. No Dividend or distribution shall be paid except out of the realised or unrealised profits of the Company, or out of the share premium account or as otherwise permitted by the Statute.

120. Except as otherwise provided by the rights attached to Shares, all Dividends shall be declared and paid according to the nominal value of the Shares which a Member holds. If any Share is issued on terms providing that it shall rank for dividend as from a particular date, that Share shall rank for dividend accordingly.

121. The Directors may deduct from any Dividend or distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise provided that this Article shall not apply to the Preference Shares.

122. The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors provided that this Article shall not apply to any Dividend or distribution payable to a Member in respect of a Preference Share.

123. Any Dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

124. No Dividend or distribution shall bear interest against the Company.



                                 CAPITALISATION

125. Subject to the rights attaching to the Preference Shares, the Directors may capitalise any sum standing to the credit of any of the Company's reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of Dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned. This Article shall not apply to the Preference Shares.



                                BOOKS OF ACCOUNT

126. The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

127. The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

128. The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.



                                      AUDIT

129. The Directors may appoint an Auditor of the Company who shall hold office until removed from office by a resolution of the Directors, and may fix his or their remuneration.

130. Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

131. Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempt company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.



                                     NOTICES

132. Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by post, cable, telex, fax or e-mail to him or to his address as shown in the register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Any notice, if posted abroad, is to be sent airmail.

133. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

134. A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

135. Notice of every general meeting shall be given in any manner hereinbefore authorised to every person shown as a Member in the register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.



                                   WINDING UP

136. On a winding-up of the Company or other return of capital (other than a purchase or redemption of any Preference Share or other class of redeemable share), the assets of the Company available for distribution shall be applied in accordance with Articles 7, 8 and 9.



                                    INDEMNITY

137. Every Director, agent or officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own wilful neglect or default. No such Director, agent or officer shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the wilful neglect or default of such Director, agent or officer.

                                 FINANCIAL YEAR

138. Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.



                         TRANSFER BY WAY OF CONTINUATION

139. If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.